EXHIBIT 10.15



                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of September 19, 2001, by and among USA DIGITAL, INC., a Nevada corporation ("USA DIGITAL"), USA DIGITAL ACQUISITION, INC., a Florida corporation (the "COMPANY"), AVIX TELECOM SOLUTIONS, INC., a Florida corporation ("AVIX"), and JOSEPH L. MORGAN, an individual ("MORGAN"). USA Digital, the Company, AVIX and Morgan are collectively referred to herein as the "PARTIES."

                              W I T N E S S E T H:

         WHEREAS, AVIX is engaged in the telecommunications business;

         WHEREAS, Morgan is the owner of sixty percent (60%) of the issued and outstanding shares of capital stock of AVIX, and holds voting rights to all of the issued and outstanding capital stock of AVIX;

         WHEREAS, USA Digital is engaged in the telecommunications business and through its newly-formed wholly-owned subsidiary, the Company, desires to effect a business combination and merger of AVIX with and into the Company upon the terms and subject to the satisfaction of the conditions precedent contained herein (the "MERGER"); and

         WHEREAS, it is intended that for federal income tax purposes the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

         NOW, THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS
                               -------------------

         "AVIX SHARE" means a share of the common stock of AVIX.

         "BALANCE SHEET" means the most recent balance sheet contained within the Financial Statements.

         "BALANCE SHEET DATE" means the effective date of the Balance Sheet.

         "CHANGE IN CORPORATE CONTROL" For purposes of this Agreement, a Change in Corporate Control shall include any of the following events:

                           (i) The acquisition in one or more transactions of more than fifty percent (50%) of the Company's or USA Digital's outstanding common stock by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended);

                           (ii) Any merger or consolidation of the Company into or with another corporation in which the Company is not the surviving entity, or any transfer or sale of substantially all of the assets of the Company or any merger or consolidation of the Company into or with another corporation in which the Company is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of the Company's common stock shall be changed into or exchanged for other stock or securities of any other person, or cash, or any other property;

                           (iii) Any merger or consolidation of USA Digital into or with another corporation in which USA Digital is not the surviving entity, or any transfer or sale of substantially all of the assets of USA Digital or any merger or consolidation of USA Digital into or with another corporation in which USA Digital is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of USA Digital's common stock shall be changed into or exchanged for other stock or securities of any other person, or cash, or any other property; or

                           (iv) Any election of persons to the Board of Directors of the Company or USA Digital which causes a majority of the Board of Directors to consist of persons other than (1) persons who were members of the Board of Directors on October 15, 2001, and (2) persons who were nominated for election as members of the Board by the Board of Directors (or a Committee of the Board) at a time when the majority of the Board (or of such Committee) consisted of persons who were members of the Board of Directors on October 15, 2001; provided, that any person nominated for election by the Board of Directors composed entirely of persons described in (1) or (2), or of persons who were themselves nominated by such Board, shall for this purpose be deemed to have been nominated by a Board composed of persons described in (1).

         "CLOSING" has the meaning set forth in SECTION 2.2 below.

         "CLOSING DATE" has the meaning set forth in SECTION 2.2 below.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CORPORATION LAW" means the statutes, regulations and laws governing business corporations in the State of Florida.

         "EFFECTIVE TIME" means the time as of which the Merger of AVIX with and into the Company is effective, which for purposes of this Agreement is intended to be and may be used interchangeably with the Closing Date on which the Parties will file the Articles of Merger and Plan of Merger as defined herein.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA), (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan as defined in Section 3(37) of ERISA), or (d) Employee Welfare Benefit Plan (as defined in Section 3(37) of ERISA) or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 3.1(g).

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "KNOWLEDGE" means the actual knowledge of Morgan as the majority shareholder of AVIX and the President of AVIX (or such other individual(s) indicated herein) after having made such due and diligent inquiry and investigation as a reasonable person would deem necessary and appropriate as to the subject matter.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "RELATED COMPANIES" means Morgan's wholly-owned Florida corporation Morgan Technologies, Inc. and Morgan's wholly-owned Nevada corporation Universal Cash Management, Inc.

         "RELATED COMPANIES ACQUISITION" means the acquisition by AVIX of the Related Companies prior to the Effective Time as described in Section 4(d) of this Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

         "SHAREHOLDERS" means Morgan, Byron K. Gregg and Armand R. Marino who are the owners of all of the issued and outstanding capital stock of AVIX.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "USA DIGITAL SHARE" means a share of unregistered common stock of USA Digital.

                                   ARTICLE II
                       THE MERGER AND RELATED TRANSACTIONS
                       -----------------------------------

         2.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time AVIX will merge with and into the Company. The Company shall be the corporation surviving the Merger (the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Florida and the separate corporate existence of the Company with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger except as set forth herein and in the Articles of Merger and Plan of Merger (the "ARTICLES OF MERGER") in the forms attached hereto as EXHIBIT A.

         2.2 THE CLOSING. The Closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Shumaker, Loop & Kendrick, LLP following the satisfaction or waiver of all other conditions to the obligations of the Parties to consummate the transactions contemplated hereby. The date of the Closing (the "CLOSING DATE") shall be a date mutually agreed to by the parties hereto. All of the parties hereto expressly acknowledge and agree that time is of the essence in closing the transactions contemplated herein.

         2.3 ACTIONS AT THE CLOSING. At the Closing, (i) Morgan and AVIX will deliver to USA Digital the various certificates, instruments, and documents referred to in Section 6.1 below; (ii) USA Digital and the Company will deliver to Morgan the various certificates, instruments and documents referred to in
Section 6.2 below; and (iii) AVIX and USA Digital will file Articles of Merger with the Florida Secretary of the State.

         2.4 EFFECT OF MERGER. The Merger shall become effective at the time the appropriate Articles of Merger are filed with the Florida Secretary of State. The Merger shall have the effect set forth in ss.607.1106 of the Florida Statutes. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of the Company and AVIX in order to carry out and effectuate the transactions contemplated by this Agreement.

         2.5 EFFECTIVE TIME. The Merger shall become effective on the Closing Date, to be designated as the Effective Time of the Merger.

         2.6 ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. Effective at the Effective Time, the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation unless and until duly amended in accordance with their terms.

         2.7 BYLAWS OF SURVIVING CORPORATION. The Bylaws of the Company in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, unless and until duly amended in accordance with their terms.

         2.8 DIRECTORS OF THE SURVIVING CORPORATION. The persons who are directors of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws, except that Morgan shall be appointed as an additional member of the Board of Directors at the Effective Time, and Morgan shall hold such office until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal.

         2.9 OFFICERS OF THE SURVIVING CORPORATION. The persons who are officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation and shall hold their same respective offices until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, except that the President of the Company shall be replaced with Morgan at the Effective Time, who shall hold such office until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal.

         2.10 CONVERSION OF AVIX SHARES. The manner of converting AVIX Shares in the Merger shall be as follows:

                     (a) As a result of the Merger and without any action on the part of the holder thereof, all shares of AVIX common stock issued and outstanding at the Effective Time shall cease to exist, and the Shareholders shall thereafter cease to have any rights with respect to such AVIX Shares, except the right to receive upon the surrender of their stock certificates, on the Closing Date their pro rata share (based upon their respective ownership percentage of the AVIX Shares) of the following: (A) an aggregate of One Million (1,000,000) USA Digital Shares (the "VESTED STOCK CONSIDERATION"), and (B) cash in the aggregate amount of Five Hundred Thousand Dollars ($500,000) (the "CASH CONSIDERATION") payable as follows: Ten Thousand Dollars ($10,000) to each of the Shareholders at Closing and the balance to be paid out in accordance with the Promissory Notes described in SECTION 6.2 of this Agreement; (C) an aggregate of Three Million (3,000,000) USA Digital Shares (the "CONTINGENT STOCK CONSIDERATION"), which shall be held in escrow by USA Digital and shall be payable to the Shareholders only if and to the extent that the conditions set forth in EXHIBIT B attached hereto and made a part hereof are satisfied; (D) fully vested options to acquire up to an aggregate of One Hundred Thousand (100,000) USA Digital Shares at a strike price of One Dollar ($1.00) per share, exercisable in full or in part during the period from the Effective Time until the fourth anniversary date of the Effective Time (the "VESTED OPTIONS"); and
(F) options to acquire up to an aggregate of Three Hundred Thousand (300,000) USA Digital Shares at a strike price of One Dollar ($1.00) per share, exercisable in full or in part during the period from the Effective Time until the fourth anniversary date of the Effective Time (the "CONTINGENT OPTIONS") which shall vest only if and to the extent that the conditions set forth in EXHIBIT B are satisfied. The Vested Options and the Contingent Options are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The Vested Stock Consideration, Cash Consideration, Contingent Stock Consideration, Vested Options and Contingent Options are collectively referred to herein as the "MERGER CONSIDERATION." The Vested Stock Consideration and any USA Digital Shares delivered upon exercise of the Vested Options and the Contingent Options shall be delivered to the Shareholders in certificate form bearing a restrictive legend. The Contingent Stock Consideration shall be held in escrow in certificate form bearing a restrictive legend. Except for the right to receive the Merger Consideration, after the Effective Time no AVIX Shares shall be deemed to be outstanding or to have any rights whatsoever.

                     (b) Each AVIX Share held in AVIX' treasury at the Effective Time, by virtue of the Merger, shall cease to be outstanding and shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                     (c) At the Effective Time, each share of the Company common stock issued and outstanding as of the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereto, continue unchanged and remain outstanding as a validly issued, fully paid, nonassessable share of the Company common stock.

                     (d) All options granted pursuant to this section 2.10 shall expire four (4) years after their respective vesting date.

         2.11 EXCHANGE OF CERTIFICATES REPRESENTING AVIX SHARES. Morgan shall (and Morgan shall cause the other Shareholders to) deliver to USA Digital at Closing the certificate or certificates representing AVIX Shares owned by them, duly endorsed in blank by the Shareholders, or accompanied by duly endorsed stock powers in blank, and with all necessary transfer tax and other revenue stamps, acquired at the Shareholders' expense, affixed and canceled. Morgan agrees (and Morgan shall cause the other Shareholders) to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such AVIX Shares or with respect to the stock powers accompanying any AVIX Shares. Upon such a delivery, each Shareholder shall receive in exchange therefor, a certificate representing that number of USA Digital Shares that the Shareholder is entitled to receive as the Vested Stock Consideration pursuant to SECTION 2.10(a) hereof, and the Contingent Stock Consideration that each Shareholder is entitled to receive pursuant to SECTION 2.10(a) hereof shall be issued and held in escrow by USA Digital. Until the certificate or certificates representing AVIX Shares have been surrendered by the Shareholders and replaced by the certificates representing USA Digital Shares, the certificates representing AVIX Shares shall for all purposes be deemed to evidence ownership of the number of USA Digital Shares determined in accordance with the provisions of SCHEDULE 2.10(a). All USA Digital Shares issuable to the Shareholders in the Merger shall be deemed for all purposes to have been issued by USA Digital at the Effective Time.

         2.12 FRACTIONAL SHARES. Notwithstanding any other provision herein, no fractional USA Digital Shares will be issued. Fractional shares shall be rounded down to the nearest whole number of shares.

         2.13 NAME CHANGE. Following the consummation of the Merger, the Surviving Corporation shall change its name to AVIX Technologies, Inc. Morgan hereby acknowledges and agrees to such name change following the consummation of the transactions contemplated hereby.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         3.1 REPRESENTATIONS AND WARRANTIES OF MORGAN. Morgan represents and warrants to USA Digital and the Company that the statements contained in this
SECTION 3.1 pertaining to: (i) AVIX or the Shareholders are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date; and (ii) the Related Companies are correct and complete as of the date of this Agreement and will be correct and complete at the effective time of the Related Companies Acquisition. Nothing in the Schedules attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). Any scheduled exception to the following statements shall identify either AVIX or the specific Related Company to which such exception relates.

                  (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of AVIX and Morgan Technologies, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Universal Cash Management, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of AVIX and the Related Companies is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of AVIX and the Related Companies has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it. None of AVIX or the Related Companies is in default under or in violation of any provision of its articles of incorporation or bylaws.

                  (b) CAPITALIZATION. The entire authorized capital stock of AVIX consists of Seven Thousand Five Hundred (7,500) shares of common stock, of which One Hundred (100) shares of common stock are issued and outstanding, and which shares constitute the AVIX Shares. All of the issued and outstanding AVIX Shares and all of the shares of capital stock of the Related Companies have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Shareholders. The Shareholders are the lawful owners of 100% of the issued and outstanding capital stock of AVIX, free and clear of all liens, encumbrances, restrictions and claims of every kind. AVIX is the lawful owner of 100% of the issued and outstanding capital stock of the Related Companies, free and clear of all liens, encumbrances, restrictions and claims of every kind. Morgan has the legal right, power and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of AVIX or the Related Companies to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to AVIX or the Related Companies. The Shareholders hold of record and own beneficially all of the issued and outstanding AVIX Shares free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. AVIX holds of record and owns beneficially each share of issued and outstanding capital stock of the Related Companies free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of the Shareholders is a party to any option, warrant, purchase right, or other contract or commitment that could require a Shareholder to sell, transfer, or otherwise dispose of any capital stock of any of AVIX or the Related Companies (other than this Agreement). Except for the agreement among the Shareholders granting Morgan the right to vote all of the AVIX Shares in connection with the transactions contemplated by this Agreement, the Shareholders are not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the AVIX Shares or any shares of capital stock of the Related Companies, and there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of AVIX or the Related Companies.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of AVIX or the Related Companies are subject or any provision of the articles of incorporation or bylaws of any of AVIX or the Related Companies or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of AVIX or the Related Companies are parties or by which they are bound or to which any of their respective assets are subject (or result in the imposition of any Security Interest upon any of their respective assets). Except for the filing of appropriate certificates to effect the Merger and to carry out the transactions contemplated in the Related Companies Acquisition, each of AVIX and the Related Companies does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (d) BROKERS' FEES. None of the Shareholders, AVIX or the Related Companies have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (e) TITLE TO ASSETS. Each of AVIX and the Related Companies has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the ordinary course of business since the Balance Sheet Date.

                  (f) SUBSIDIARIES AND INVESTMENTS. AVIX and the Related Companies do not have any subsidiaries. None of AVIX, the Related Companies or the Shareholders, own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity which is engaged in a business similar to or in competition with the business of AVIX and/or the Related Companies.

                  (g) FINANCIAL STATEMENTS. Morgan, AVIX and the Related Companies have provided to USA Digital the following financial statements (collectively the "Financial Statements"): (i) each of AVIX' and the Related Companies' unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1998, 1999 and 2000; and (ii) each of AVIX' and the Related Companies' unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the nine (9) month period ended September 30, 2001. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of AVIX and the Related Companies as of such dates and the results of operations of AVIX and the Related Companies for such periods, are correct and complete, and are consistent with the books and records of AVIX and the Related Companies (which books and records are correct and complete).

                  (h) EVENTS SUBSEQUENT TO THE BALANCE SHEET DATE. Since the Balance Sheet Date, there has not been any adverse change in the business, financial condition, operations, results of operations, future prospects or anticipated profitability of any of AVIX or the Related Companies. Without limiting the generality of the foregoing, since that date:

                           (i)   none of  AVIX or the  Related  Companies  has
sold, leased, transferred, or assigned any of their respective assets, tangible or intangible, other than in the ordinary course of business;

                           (ii)  none of AVIX or the Related Companies have
entered into any agreement, contract, loan, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than Two Thousand Dollars ($2,000) or other than in the ordinary course of business;

                           (iii) No party (including AVIX and the Related
Companies) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than Two Thousand Dollars ($2,000) to which any of AVIX or the Related Companies are a party or by which they are bound;

                           (iv)  No Security Interest has been imposed upon any
of AVIX' or the Related Companies' assets, tangible or intangible;

                           (v)   none of AVIX or the Related Companies have made
any capital expenditure (or series of related capital expenditures) either involving more than Two Thousand Dollars ($2,000) or other than in the ordinary course of business;

                           (vi) none of AVIX or the Related Companies have
issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than Two Thousand Dollars ($2,000) in the aggregate;

                           (vii) none of AVIX or the Related Companies have
delayed or postponed the payment of accounts payable and other Liabilities other than in the ordinary course of business;

                           (viii) none of AVIX or the Related Companies have
canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than Two Thousand Dollars ($2,000) or other than in the ordinary course of business;

                           (ix) none of AVIX or the Related Companies have
issued, sold, or otherwise disposed of any of their capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of their capital stock;

                           (x) none of AVIX or the Related Companies have
declared, set aside, or paid any dividend or made any distribution with respect to their capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of their capital stock;

                           (xi) none of AVIX or the Related Companies have
experienced any damage, destruction, or loss (whether or not covered by insurance) to their respective properties;

                           (xii) none of AVIX or the Related Companies have made
any loan to, or entered into any other transaction with, any of their respective directors, officers or employees, except as disclosed in the respective corporate financials;

                           (xiii) none of AVIX or the Related Companies have
granted any increase in the base compensation of any of their respective directors, officers or employees other than in the ordinary course of business;

                           (xiv) none of AVIX or the Related Companies have
adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of their respective directors, officers or employees (or taken any such action with respect to any other Employee Benefit Plan); and

                           (xv) There has not been any other occurrence, event,
incident, action, failure to act, or transaction other than in the ordinary course of business involving AVIX and/or the Related Companies and none of AVIX or the Related Companies have committed to any of the foregoing.

                  (i) UNDISCLOSED LIABILITIES. None of AVIX or the Related Companies have any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of AVIX or the Related Companies giving rise to any Liability), except for (i) Liabilities set forth in each such company's Balance Sheet, and (ii) Liabilities which have arisen after the Balance Sheet Date in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

                  (j) LEGAL COMPLIANCE. Each of AVIX, the Related Companies and their respective predecessors and affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

                  (k) TAX MATTERS.


                      (i) Each of AVIX and the Related Companies has filed all Tax Returns that it was required to file through the date hereof. All such Tax Returns were correct and complete in all respects. All Taxes owed by AVIX or the Related Companies through the date hereof (whether or not shown on any Tax Return) have been paid. None of AVIX or the Related Companies currently are the beneficiaries of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where AVIX and the Related Companies do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of AVIX or the Related Companies that arose in connection with any failure (or alleged failure) to pay any Tax.

                      (ii) Each of AVIX and the Related Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                      (iii) No stockholder, director or officer (or employee responsible for Tax matters) of AVIX or the Related Companies expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of AVIX or the Related Companies either (A) claimed or raised by any authority in writing or (B) as to which any of Morgan and the directors and officers (and employees responsible for Tax matters) of AVIX and the Related Companies has Knowledge based upon personal contact with any agent of such authority. SCHEDULE 3.1(K)(III) lists all federal, state, local and foreign income Tax Returns filed with respect to each of AVIX and the Related Companies for taxable periods ending on or after January 1, 1998, indicates those Tax Returns that have been audited, and lists those Tax Returns that currently are the subject of an audit. Morgan has delivered to USA Digital and the Company correct and complete copies of all federal, state, local and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by AVIX and the Related Companies since January 1, 1998.

                      (iv) None of AVIX or the Related Companies have waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                      (v) None of AVIX or the Related Companies have filed a consent under Code Section 341(f) concerning collapsible corporations. None of AVIX or the Related Companies have made any payments, are obligated to make any payments or are a party to any agreement that under certain circumstances could obligate them to make any payments that will not be deductible under Code
Section 280G. None of AVIX or the Related Companies have been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of AVIX and the Related Companies has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of AVIX or the Related Companies is a party to any Tax allocation or sharing agreement. None of AVIX or the Related Companies: (A) have been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was AVIX and/or the Related Companies) and (B) have Liability for the Taxes of any Person (other than AVIX and/or the Related Companies) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                      (vi) Any unpaid Taxes of AVIX and the Related Companies:
(A) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Balance Sheet for such company and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of AVIX and the Related Companies in filing their respective Tax Returns.


                      (vii) SCHEDULE 3.1(K)(VII) sets forth the federal income Tax basis of AVIX and the Related Companies in their respective assets.

                      (viii) Each of AVIX and the Related Companies operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation Section 1.368-1(d) promulgated under the Code.

                      (ix) Prior to the Merger, no shareholder of AVIX or the Related Companies had a portion of such shareholder's stock interest redeemed by any of AVIX or the Related Companies, or received an extraordinary distribution with respect to such shareholder's stock interest, and no corporation "related to AVIX or the Related Companies" (within the meaning of Treasury Regulation
Section 1.368-1(e)(3)(i)(B) promulgated under the Code) has acquired any stock of any of AVIX or the Related Companies held by such shareholder, where such disposition or acquisition would reduce the aggregate fair market value of the USA Digital Shares to be received by the Shareholders (with such fair market value measured as of the Effective Time of the Merger) to an amount less than fifty-one percent (51%) of the fair market value of AVIX' and the Related Companies' respective outstanding shares of capital stock held by all of AVIX' and the Related Companies' shareholders immediately before any such distribution, disposition or acquisition.

                  (l) REAL PROPERTY. SCHEDULE 3.1(1) lists and describes briefly all real property leased or subleased to each of AVIX and the Related Companies. None of AVIX or the Related Companies owns any real property. Morgan has delivered to USA Digital and the Company correct and complete copies of any leases and subleases listed in SCHEDULE 3.1(1). With respect to each lease and sublease listed in SCHEDULE 3.1(1):

                      (i) The lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                      (ii) The lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                      (iii) No party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                      (iv) none of AVIX or the Related Companies have assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                      (v) All facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

                  (m) INTELLECTUAL PROPERTY.
                      ----------------------


                      (i) Each of AVIX and the Related Companies owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of its businesses as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by AVIX and the Related Companies immediately prior to the Closing hereunder will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder. Each of AVIX and the Related Companies has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                      (ii) None of AVIX or the Related Companies have interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Shareholders or the directors and officers (and employees with responsibility for Intellectual Property matters) of any of AVIX or the Related Companies have ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that AVIX or the Related Companies must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Morgan and the directors and officers (and employees with responsibility for Intellectual Property matters) of each of AVIX and the Related Companies, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of AVIX or the Related Companies.

                      (iii) SCHEDULE 3.1(M)(III) identifies each patent or registration which has been issued to any of AVIX, the Related Companies or the Shareholders with respect to any of their respective Intellectual Properties, identifies each pending patent application or application for registration which any of AVIX, the Related Companies or the Shareholders has made with respect to any of their Intellectual Properties, and identifies each license, agreement, or other permission which each of AVIX, the Related Companies and the Shareholders has granted to any third party with respect to any of its or his Intellectual Property (together with any exceptions). Morgan has delivered to USA Digital and the Company correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to USA Digital and the Company correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. SCHEDULE 3.1(M)(III) also identifies each trade name or unregistered trademark used by AVIX and/or the Related Companies in connection with any of their respective businesses. With respect to each item of Intellectual Property required to be identified in SCHEDULE 3.1(M)(III):

                            (A) each of AVIX, the Related Companies and the
Shareholders possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                            (B) The item is not subject to any outstanding
injunction, judgment, order, decree, ruling, or charge;

                            (C) No action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Morgan and the directors and officers (and employees with responsibility for Intellectual Property matters) of each of AVIX and the Related Companies, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                            (D) None of AVIX, the Related Companies or the
Shareholders have ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                      (iv) SCHEDULE 3.1(M)(IV) identifies each item of Intellectual Property that any third party owns and that any of AVIX or the Related Companies uses pursuant to license, sublicense, agreement, or permission. Morgan has delivered to USA Digital and the Company correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in SCHEDULE 3.1(M)(IV):

                            (A) The license, sublicense, agreement, or
permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                            (B) The license, sublicense, agreement, or
permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                            (C) No party to the license, sublicense, agreement,
or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                            (D) The underlying item of Intellectual Property is
not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                            (E) No action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Morgan and the directors and officers (and employees with responsibility for Intellectual Property matters) of each of AVIX and the Related Companies, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                            (F) None of AVIX or the Related Companies have
granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                  (n) TANGIBLE ASSETS. Each of AVIX and the Related Companies owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

                  (o) INVENTORY. The inventory of AVIX and the Related Companies consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which are merchantable and fit for the purposes for which they were procured or manufactured, and none of which are slow-moving, obsolete, damaged, or defective, subject only to any reserve for inventory writedown set forth in such companies' respective Balance Sheets as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of AVIX and the Related Companies.

                  (p) CONTRACTS. Schedule 3.1(p) lists the following contracts and other agreements to which any of AVIX or the Related Companies are parties:

                      (i) Any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of Two Thousand Dollars ($2,000) per annum;

                      (ii) Any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year, result in a material loss to AVIX or the Related Companies, or involve consideration in excess of Two Thousand Dollars ($2,000);

                      (iii) Any agreement concerning a partnership or joint venture;

                      (iv) Any agreement (or group of related agreements) under which AVIX or the Related Companies has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of Two Thousand Dollars ($2,000) or under which AVIX or the Related Companies have imposed a Security Interest on any of their respective assets, tangible or intangible;

                      (v) Any agreement concerning confidentiality or noncompetition;

                      (vi) Any agreement with any Shareholder or any of their affiliates (other than AVIX and the Related Companies);

                      (vii) Any employee benefit plan, profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of AVIX' or the Related Companies' current or former directors, officers, and employees;

                      (viii) Any collective bargaining agreement;

                      (ix) Any agreement under which AVIX or the Related Companies have advanced or loaned any amount to any of their respective directors, officers, and employees other than in the ordinary course of business;

                      (x) Any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of AVIX or the Related Companies; and

                      (xi) Any other agreement (or group of related agreements) the performance of which involves consideration in excess of Two Thousand Dollars ($2,000).

Morgan has delivered to USA Digital and the Company a correct and complete copy of each written agreement listed in SCHEDULE 3.1(P) and a written summary setting forth the terms and conditions of each oral agreement referred to in
SCHEDULE 3.1(P). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement.

                  (q) ACCOUNTS RECEIVABLE. All accounts receivable of AVIX and the Related Companies are reflected properly on their books and records, are valid receivables for goods actually sold and services actually provided subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth in the Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of AVIX and the Related Companies.

                  (r) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of any of AVIX or the Related Companies.

                  (s) INSURANCE. SCHEDULE 3.1(S) sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of AVIX or the Related Companies have been parties, named insureds, or otherwise the beneficiaries of coverage at any time within the past five (5) years:

                      (i) The name, address, and telephone number of the agent;

                      (ii) The name of the insurer, the name of the policyholder, and the name of each covered insured;

                      (iii) The policy number and the period of coverage;

                      (iv) The scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                      (v) A description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) none of AVIX, the Related Companies or any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of AVIX and the Related Companies has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. SCHEDULE 3.1(S) describes any self-insurance arrangements affecting any of AVIX or the Related Companies.

                  (t) LITIGATION. SCHEDULE 3.1(T) sets forth each instance in which each of AVIX or the Related Companies (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of Morgan and the directors and officers (and employees with responsibility for litigation matters) of each of AVIX and the Related Companies, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in SCHEDULE 3.1(T) could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of each of AVIX and the Related Companies. Morgan and the directors and officers (and employees with responsibility for litigation matters) of each of AVIX and the Related Companies do not have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against each of AVIX and the Related Companies.

                  (u) EMPLOYEES. To the Knowledge of Morgan and the directors and officers (and employees with responsibility for employment matters) of each of AVIX and the Related Companies, no executive, key employee, or group of employees has any plans to terminate employment with any of AVIX or the Related Companies. None of AVIX or the Related Companies are parties to or bound by any collective bargaining agreement, nor have any of AVIX or the Related Companies experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of AVIX or the Related Companies have committed any unfair labor practice. Morgan and the directors and officers (and employees with responsibility for employment matters) of each of AVIX and the Related Companies do not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of AVIX and the Related Companies. Each of AVIX and the Related Companies has either paid (or reserved for amounts accruing but not yet due and payable with respect to) its employees all wages, commissions and accruals for vacation, personal days and sick leave owing through the Closing Date. The consummation of the transactions contemplated hereby will not cause any of AVIX or the Related Companies to incur or suffer any liability relating to, or obligation to pay, any severance, termination or other payment to any person or entity, and any such claim made against AVIX, the Related Companies, USA Digital and/or the Company for reason of any termination or separation of any employee of AVIX or the Related Companies on or before Closing, or otherwise resulting from the Merger, shall be the sole responsibility of Morgan. Except as set forth in SCHEDULE 3.1(U), no employee of AVIX or the Related Companies has any contractual right to continued employment by AVIX or the Related Companies following the consummation of the Merger, and USA Digital and the Company shall be free to terminate or continue the employment of such employees of AVIX and the Related Companies as USA Digital and the Company may determine and on such terms and conditions as USA Digital and the Company may determine. Set forth in
SCHEDULE 3.1(U) is an accurate and complete list of all employees employed by AVIX and the Related Companies showing as to each the nature of the employee's job, years of service, the amount or rate of compensation, any earned vacation, any defined contribution employee benefit plan, pension plan, 401(k) plan, and medical or dental insurance benefits due the employee and other matters which may be reasonably required by USA Digital and the Company

                  (v) Employee Benefits.
                      ------------------

                      (i) LIST AND STATUS OF PLANS. Set forth on SCHEDULE 3.1(V) is an accurate and complete list of all Employee Benefit Plans currently maintained or contributed to by AVIX and the Related Companies. None of AVIX or the Related Companies maintain or contribute to any Employee Benefit Plan subject to ERISA which is not in substantial compliance with ERISA and the Code, or which has incurred any accumulated funding deficiency within the meaning of
Section 412 or 418B of the Code, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under
Section 412 of the Code. None of AVIX or the Related Companies have incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees of AVIX or the Related Companies or of any entity treated as a single employer with AVIX and/or the Related Companies under Section 414 of the Code or ceased operations at any facility or withdrawn from any such Employee Benefit Plan in a manner which could subject AVIX or the Related Companies to liability under Sections 4062(f), 4063 of 4064 of ERISA. None of AVIX or the Related Companies know of any facts or circumstances which could reasonably be expected to give rise to any liability of AVIX or the Related Companies to the PBGC under Title IV of ERISA. None of AVIX or the Related Companies are parties to any pension plan that is a "multi-employer plan" (within the meaning of Section 4001(a)(3) of ERISA) or have incurred any withdrawal liability (including any contingent or secondary withdrawal liability), within the meaning of Sections 4201 and 4202 of ERISA, to any Employee Benefit Plan which is a multi-employer plan. No event has occurred, and, to the best knowledge of AVIX and the Related Companies, there exists no condition or set of circumstances, which presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any multi-employer plan which could result in any liability to a multi-employer plan.

                      (ii) CONTRIBUTIONS. Each of AVIX and the Related Companies has made on a timely basis all payments and contributions which AVIX and the Related Companies are required to make and which are currently due with respect to all Employee Benefit Plans in accordance with applicable law, the terms of the Employee Benefit Plans and any agreement relating to any Employee Benefit Plan to which any of AVIX and/or the Related Companies are parties. Each of AVIX and the Related Companies has made adequate provisions for reserves required to be reflected in accordance with GAAP consistently applied in the Balance Sheet to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as set forth in the documents evidencing such Plans and have not been materially increased subsequent to the date as of which documents have been provided. No contributions have been made, nor are any contributions contemplated to be made, to any Employee Benefit Plan for the period subsequent to the Balance Sheet Date except for regular premiums paid and payable on group life, health and disability plans.

                      (iii) TAX QUALIFICATION. Each Employee Benefit Plan required to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and none of AVIX or the Related Companies are aware of any facts or circumstances that have occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination. None of AVIX or the Related Companies have sought relief with respect to the continued qualification of any Employee Benefit Plan from the Internal Revenue Service under the Internal Revenue Service's Closing Agreement Program or Voluntary Compliance Resolution Program.

                      (iv) TRANSACTIONS. No "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) and no "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day notice requirement has not been waived by the PBGC has occurred with respect to any Employee Benefit Plan. None of AVIX or the Related Companies have engaged in any transaction with respect to the Employee Benefit Plans which would subject them to a tax, penalty or liability for prohibited transactions under ERISA or the Code, nor have any of their respective directors, officers or employees to the extent they or any of them are fiduciaries with respect to such plans, materially breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or which would result in any claim being made under or by or on behalf of any such plans by any party with standing to make such claim.

                      (v) DOCUMENTS. Each of AVIX and the Related Companies has delivered or caused to be delivered to USA Digital and the Company and their counsel true and complete copies of: (A) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letter obtained with respect to any such Employee Benefit Plan intended to be qualified under Section 401 or 501 of the Code and (B) completed Form 5500s for each of the last two (2) fiscal years for each Employee Benefit Plan with respect to which such Forms were required to be filed and will provide when completed a Form 5500 for the most recently completed fiscal year for each Employee Benefit Plan required to file such form. All annual reports on Form 5500 required by ERISA with respect to any Employee Benefit Plan have been filed in a timely manner and are complete and accurate in all material aspects.

                      (vi) NO SELF-INSURED MEDICAL BENEFITS. Except as disclosed on SCHEDULE 3.1(V), none of AVIX or the Related Companies have any material monetary obligation, contingent or otherwise, under any Employee Benefit Plan providing hospitalization, major medical or other medical coverage, other than the payment of premiums to insurance carriers, health maintenance organizations or preferred provider organizations, which is not fully insured or substantially covered by adequate stop loss policies currently in force.

                      (vii) RETIREE BENEFITS. None of AVIX or the Related Companies have any obligations under any Employee Benefit Plan, or under any oral or written agreement with any present or former employees, to provide: (A) ongoing medical or life insurance coverage or similar post-termination benefits to any former employee (other than COBRA continuation coverage required by law), or (B) severance payments (other than accrued salary and vacation pay) to any employee upon retirement or other termination of employment.

                  (w) GUARANTIES. None of AVIX or the Related Companies are guarantors or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

                  (x) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

                      (i) To Morgan's knowledge, each of AVIX, the Related Companies and their respective predecessors has complied and each of AVIX and the Related Companies is in compliance with all Environmental, Health, and Safety Requirements.

                      (ii) Without limiting the generality of the foregoing, each of AVIX, the Related Companies and their respective predecessors has obtained and complied with, and each of AVIX and the Related Companies is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of AVIX' and the Related Companies' facilities and the operation of AVIX' and the Related Companies' respective businesses; a list of all such permits, licenses and other authorizations is set forth in SCHEDULE 3.1(X).

                      (iii) None of AVIX, the Related Companies or their respective predecessors have received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or AVIX' or the Related Companies' facilities arising under Environmental, Health, and Safety Requirements.

                      (iv) None of the following exists at any property or facility owned or operated by any of AVIX or the Related Companies: (A) underground storage tanks, (B) asbestos-containing material in any form or condition, (C) materials or equipment containing polychlorinated biphenyls, or
(D) landfills, surface impoundments, or disposal areas.

                      (v) None of AVIX, the Related Companies or their respective predecessors have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental, Health, and Safety Requirements.

                      (vi) Neither this Agreement, nor the consummation of the transactions contemplated in this Agreement, will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                      (vii) None of AVIX, the Related Companies or any of their respective predecessors have, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                      (viii) No facts, events or conditions relating to the past or present facilities, properties or operations of AVIX, the Related Companies or any of their respective predecessors will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

                  (y) INVESTMENT REPRESENTATIONS AND COVENANTS. Morgan acknowledges the following:


                      (i) Morgan understands that the USA Digital Shares which shall comprise a portion of the Merger Consideration have not been and shall not be registered under the Securities Act, or any state securities laws on the grounds that the issuance of the USA Digital Shares is exempt from registration pursuant to Section 4(2) of the Securities Act and applicable state securities laws, and that the reliance of USA Digital and the Company on such exemptions is predicated in part on Morgan's representations, warranties, covenants and acknowledgments set forth in this Section. Morgan acknowledges that: (A) the USA Digital Shares are a highly speculative investment involving a high degree of risk, and (B) Morgan is able, without impairing his financial condition, to hold the USA Digital Shares for an indefinite period of time and suffer the complete loss thereof.

                      (ii) Morgan represents and warrants that: (A) he is an "accredited investor" or "sophisticated investor" as defined under the Securities Act and state "Blue Sky" laws, or that he has utilized, to the extent necessary to be deemed a sophisticated investor under the Securities Act and State "Blue Sky" laws, the assistance of a professional advisor, and (B) he, either alone or together with the assistance of his own professional advisor, has such knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of his investment in the USA

Digital Shares to be acquired by him upon consummation of the transactions described in this Agreement.

                      (iii) Morgan represents and warrants that the USA Digital Shares to be acquired by him upon consummation of the transactions described in this Agreement will be acquired by him for his own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, except as contemplated in this Agreement, and that he will not distribute any of the USA Digital Shares in violation of the Securities Act. All certificates representing the USA Digital Shares shall bear a restrictive legend in substantially the following form:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such securities under said act or (ii) an opinion of company counsel that such registration is not required."

         In addition, the USA Digital Shares shall bear any legend required by the securities or "Blue Sky" laws of the State of Florida as well as any other legend deemed appropriate by USA Digital and the Company or their counsel.

                      (iv) Morgan represents and warrants that his principal residence is within the State of Florida.

                      (v) Morgan: (A) acknowledges that the USA Digital Shares to be issued to him at the Closing must be held at least one (1) year plus one
(1) day after the Effective Time of the Merger by him unless subsequently registered under the Securities Act or an exemption from registration is available, (B) is aware that any routine sales of USA Digital Shares made pursuant to Rule 144 under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, and (C) is aware that Rule 144 is not currently available for use by him for resale of any of the USA Digital Shares to be acquired by him upon consummation of the transactions described in this Agreement.

                      (vi) Morgan confirms that he has had the opportunity to ask questions of and receive answers from USA Digital's and the Company's management concerning the terms and conditions of his investment in the USA Digital Shares, and has received to his satisfaction, such additional information, in addition to that set forth herein, about USA Digital and the Company's operations as he has requested.

                      (vii) In order to ensure compliance with the provisions of paragraph (iii) hereof, Morgan agrees that after the Closing he will not sell or otherwise transfer or dispose of any of the USA Digital Shares or any interest therein (unless such shares have been registered under the Securities Act) without first complying with either of the following conditions, the expenses and costs of satisfaction of which shall be fully borne and paid for by Morgan:

                            (A) USA Digital and the Company shall have received
a written legal opinion from Morgan's legal counsel, which opinion and counsel shall be satisfactory to USA Digital and the Company in the exercise of their reasonable judgment, or a copy of a "no-action" or interpretive letter of the Securities and Exchange Commission specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder; or

                            (B) USA Digital and the Company shall have received
an opinion from their own counsel to the effect that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder.

Morgan also agrees that appropriate "stop-transfer" instructions will be given to USA Digital's transfer agent, if any, provided that this SECTION 3.1(Y)(VII) shall no longer be applicable to any of the USA Digital Shares following their transfer pursuant to a registration statement effective under the Securities Act or in compliance with Rule 144 or if the opinion of counsel referred to above is to the further effect that transfer restrictions and the legend referred to herein are no longer required in order to establish compliance with any provisions of the Securities Act.

                  (z) INTERESTS IN CLIENTS, SUPPLIERS, ETC. Except as set forth in SCHEDULE 3.1(Z) attached hereto and made a part hereof, as of the Closing Date, none of the Shareholders or any officer or director of AVIX or the Related Companies own or possess, directly or indirectly, any financial interest in, or are a director, officer or employee of, any corporation, firm, association or business organization which is engaged in the same or similar business as AVIX or the Related Companies, or are a competitor or potential competitor of AVIX or the Related Companies. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934, not in excess of 1% of any class of such securities, shall not be deemed to be a financial interest for purposes of this SECTION 3.1(Z). None of the Shareholders or any of their affiliates have been involved in any business arrangement or relationship with AVIX or the Related Companies within the past twelve (12) months, and none of the Shareholders or any of their affiliates own any asset, tangible or intangible, which is used in the business of AVIX or the Related Companies.

                  (aa) BANK ACCOUNTS. Set forth in SCHEDULE 3.1(AA) attached hereto and made a part hereof is an accurate and complete list showing the name and address of each bank in which each of AVIX and the Related Companies and any subsidiary has an account or safe deposit box, the number of any such account or any such box, the names of all persons authorized to draw thereon or to have access thereto and the current balances maintained in all such accounts.

                  (bb) DISCLOSURE. The representations and warranties contained in this SECTION 3.1 do not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements and information contained in this SECTION 3.1 not misleading. There is no fact to the Knowledge of Morgan which materially and adversely affects the businesses, prospects or financial condition of any of AVIX or the Related Companies, or their respective properties or assets, which has not been disclosed and set forth in this Agreement.

         3.2 REPRESENTATIONS AND WARRANTIES OF USA DIGITAL AND THE COMPANY. USA Digital and the Company represent and warrant to Morgan that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date:

                  (a) ORGANIZATION OF USA DIGITAL AND THE COMPANY. USA Digital is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is qualified to do business in the State of Florida. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.

                  (b) AUTHORIZATION OF MERGER TRANSACTION. USA Digital and the Company each have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement constitutes the valid and legally binding obligation of USA Digital and the Company, enforceable in accordance with its terms and conditions. Except for the filing of appropriate certificates to effect the Merger, USA Digital and the Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which USA Digital or the Company are subject or any provision of their respective articles of incorporation or bylaws.

                                   ARTICLE IV
                              PRE-CLOSING COVENANTS
                              ---------------------

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

                  (a) GENERAL. The Parties will use their reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ARTICLE VI below).

                  (b) NOTICES AND CONSENTS. Morgan will cause AVIX and the Related Companies to give any notices to third parties, and will cause AVIX and the Related Companies to use their best efforts to obtain any third party consents that USA Digital and the Company reasonably may request in connection with any matters referred to in SECTION 3.1(C).

                  (c) OPERATION OF BUSINESS. Except as otherwise specifically contemplated in Section 4(d) of this Agreement, Morgan will not cause or permit AVIX or the Related Companies to engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, Morgan will not cause or permit AVIX or the Related Companies to engage in any practice, take any action, or enter into any transaction of the sort described in SECTION 3.1(H).

                  (d) RELATED COMPANIES ACQUISITION; PRESERVATION OF BUSINESS. Prior to the Closing, Morgan shall cause AVIX and the Related Companies to consummate the Related Companies Acquisition. The structure of the Related Companies Acquisition and the documentation setting forth the terms and conditions of the Related Companies Acquisition shall be subject to USA Digital's prior written approval. Except as otherwise set forth in this Section, Morgan will cause AVIX and the Related Companies to keep their respective businesses and properties substantially intact, including their present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

                  (e) FULL ACCESS. Morgan will permit, and Morgan will cause AVIX and the Related Companies to permit, representatives of USA Digital and the Company to have full access at all times to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of AVIX and the Related Companies. In connection with the foregoing due diligence review, USA Digital may cause a limited examination of the Financial Statements to be conducted by Aidman Piser & Company, P.A. or such other auditor of USA Digital's selection, the cost of which shall be borne by USA Digital. Except as otherwise provided in this Section, all items prepared by Aidman Piser & Company, P.A. in connection with such examination (the "PREPARED EXAMINATION MATERIALS") shall be for use solely by USA Digital. The Prepared Examination Materials shall not be deemed to include those items that customarily remain the property of the accounting firm such as the firm's accountants' working papers and internal memos. Each of AVIX and Morgan agree (and Morgan will cause the Related Companies to agree) to fully cooperate with any such examination and provide any documentation reasonably requested by the accounting firm in order to complete such examination. If AVIX and the Related Companies reimburse USA Digital for all of the expenses set forth herein with respect to the examination and pays any remaining balance owed to Aidman Piser & Company, P.A., if any, AVIX and the Related Companies shall be entitled to copies of the Prepared Examination Materials.

                  (f) NOTICE OF DEVELOPMENTS. Morgan will give prompt written notice to USA Digital and the Company of any material adverse development causing a breach of any of the representations and warranties in SECTION 3.1. USA Digital and the Company will give prompt written notice to Morgan of any material adverse development causing a breach of any of their respective representations and warranties in SECTION 3.2. No disclosure by any Party pursuant to this Section, however, shall be deemed to amend or supplement the Schedules attached hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                  (g) EXCLUSIVITY. Except with respect to the Related Companies Acquisition, Morgan will not (and Morgan will not cause or permit AVIX or the Related Companies to): (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of AVIX or the Related Companies (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Morgan will not vote his AVIX Shares, any other Shareholder's AVIX Shares or Morgan's shares of capital stock of either of the Related Companies in favor of any such acquisition structured as a merger, consolidation, or share exchange other than as set forth herein and as contemplated hereby. Morgan will notify USA Digital and the Company immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

                  (h) PAY-OFF OF ACCRUED STOCKHOLDER EXPENSES. Prior to the Closing, Morgan shall either cause each of AVIX and the Related Companies to pay off or waive, cancel or release all accrued expenses or liabilities owed to any of the Shareholders by any of AVIX or the Related Companies. For purposes of this Section, such expenses and liabilities shall include stockholder salaries, benefits, payroll taxes, income taxes and franchise taxes incurred through the Closing Date.

                                    ARTICLE V
                             POST-CLOSING COVENANTS
                             ----------------------

         The Parties agree as follows with respect to the period following the
Closing:

                  (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ARTICLE VII). Morgan acknowledges and agrees that from and after the Closing USA Digital and the Company will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to AVIX and the Related Companies.

                  (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with:
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving AVIX or the Related Companies, each of the other Parties will cooperate with him, or it and his, or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor pursuant to ARTICLE VII).

                  (c) TRANSITION. Morgan will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of AVIX or the Related Companies from maintaining the same business relationships with AVIX or the Related Companies after the Closing as it maintained with AVIX and the Related Companies prior to the Closing.

                  (d) CONFIDENTIALITY. Morgan shall: (i) treat and hold as such all of the Intellectual Property of AVIX, the Related Companies, USA Digital and the Company, (ii) refrain from using any of the Intellectual Property of AVIX, Related Companies, USA Digital and the Company except in connection with this Agreement, and (iii) deliver promptly to USA Digital and the Company or destroy, at the request and option of USA Digital and the Company, all tangible embodiments (and all copies) of the Intellectual Property of AVIX, the Related Companies, USA Digital and/or the Company which are in his possession. In the event that Morgan is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Intellectual Property of AVIX, the Related Companies, USA Digital and/or the Company, Morgan will notify USA Digital and the Company promptly of the request or requirement so that USA Digital and the Company may seek an appropriate protective order or waive compliance with the provisions of this SECTION 5(D). If, in the absence of a protective order or the receipt of a waiver hereunder, Morgan is, on the advice of counsel, compelled to disclose any Intellectual Property of AVIX, the Related Companies, USA Digital and/or the Company to any tribunal or else stand liable for contempt, Morgan may disclose the Intellectual Property to the tribunal; provided, however, that Morgan shall use his reasonable best efforts to obtain, at the reasonable request and expense of USA Digital and the Company, an order or other assurance that confidential treatment will be accorded to such portion of the confidential information required to be disclosed as USA Digital and the Company shall designate. The foregoing provisions shall not apply to any Intellectual Property of AVIX, the Related Companies, USA Digital or the Company which is generally available to the public immediately prior to the time of disclosure.

                  (e) COVENANT NOT TO COMPETE. For a period of three (3) years from and after the Closing Date (as such period may be extended in accordance with any employment agreement in effect between the Company, USA Digital and Morgan), Morgan will not engage directly or indirectly in any commercial telecommunications business in the areas described in SCHEDULE 5(E); provided, however, that Morgan may own less than 1% of the outstanding stock of any publicly-traded corporation engaged in part or in whole in the commercial telecommunications business. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section or SCHEDULE 5(E) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

                  (f) POST CLOSING AUDIT. In the event that the Financial Statements are audited after the Closing Date at the direction of USA Digital or the Company, Morgan represents and warrants to USA Digital and the Company that the preparation of audited financial statements will not take an unreasonable amount of time or be of unreasonable cost and that the audited financial statements will not materially differ from the Financial Statements. Morgan, recognizing the need for USA Digital to secure audited historical financial statements for AVIX, agrees to fully cooperate with any such audit and will provide or cause to be provided to USA Digital any and all normal support and oral and written representations normally required in an audit of AVIX' historical financial statements performed in accordance with generally accepted auditing standards.

                                   ARTICLE VI
                        CONDITIONS TO OBLIGATION TO CLOSE
                        ---------------------------------

         6.1 CONDITIONS TO OBLIGATIONS OF USA DIGITAL AND THE COMPANY The obligations of USA Digital and the Company to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) The representations and warranties set forth in Section
3.1 above shall be true and correct in all material respects at and as of the Closing Date;

                  (b) Morgan, AVIX and the Related Companies shall have each performed and complied with all of his or its covenants hereunder in all material respects through the Closing;

                  (c) Each of AVIX and the Related Companies shall have procured all necessary third party consents;

                  (d) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of USA Digital and the Company to own the AVIX Shares and to control AVIX or the Related Companies, or (iv) affect adversely the right of any of AVIX or the Related Companies to own their respective assets and to operate their respective businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (e) The Parties shall have received any and all other necessary authorizations, consents, and approvals of governments and governmental agencies;

                  (f) USA Digital and the Company shall have received the resignations, effective as of the Closing, of each director and officer of AVIX and the Related Companies;

                  (g) USA Digital and the Company shall have obtained on terms and conditions satisfactory to them financing (and approvals and consents related thereto) in the minimum amount of One Million Five Hundred Thousand Dollars ($1,500,000);

                  (h) USA Digital and the Company shall have completed to their sole satisfaction a due diligence review of AVIX and the Related Companies, which shall include verification that each of AVIX and the Related Companies has been run in the ordinary course since September 1, 1999, and that the assets, Liabilities, obligations, revenues, vendor relations and customer relations of AVIX and the Related Companies are as represented to and anticipated by USA Digital and the Company; USA Digital and the Company may conduct their due diligence investigations from the date first above written to, and including, the Closing Date;

                  (i) Each of the Shareholders shall have entered into their respective stock pledge agreements in the forms of EXHIBITS C, D and E (the "STOCK PLEDGE AGREEMENTS");

                  (j) The Shareholders, AVIX and Shumaker, Loop & Kendrick, LLP, as Escrow Agent, shall have entered into an escrow agreement in the form of EXHIBIT F (the "ESCROW AGREEMENT");

                  (k) Morgan shall have entered into an employment agreement with the Company in substantially the form of EXHIBIT G which shall contain a confidentiality agreement and covenant not to compete (the "MORGAN EMPLOYMENT AGREEMENT");

                  (l) Armand Marino shall have entered into an employment agreement with the Company in substantially the form of EXHIBIT H which shall contain a confidentiality agreement and covenant not to compete (the "MARINO EMPLOYMENT AGREEMENT");

                  (m) Byron K. Gregg shall have entered into an employment agreement with the Company in substantially the form of EXHIBIT I which shall contain a confidentiality agreement and covenant not to compete (the "GREGG EMPLOYMENT AGREEMENT");

                  (n) Morgan shall have delivered to USA Digital: (i) copies of each of AVIX' and the Related Companies' articles of incorporation, including all amendments thereto, certified by the Secretary of State or other appropriate official of the State of Florida, (ii) certificates from the Secretary of State or other appropriate official of the State of Florida to the effect that each of AVIX and the Related Companies is in good standing or existing in such jurisdiction and listing all charter documents of AVIX and the Related Companies on file, and (iii) a certificate from the Secretary of State or other appropriate official in each state in which AVIX and the Related Companies are qualified to do business to the effect that each of AVIX and the Related Companies is in good standing in such state;

                  (o) AVIX and CMB Capital, LLC shall have performed all of their respective obligations under that certain Settlement Agreement dated as of August 16, 2001, a copy of which is attached hereto as EXHIBIT J (the "SETTLEMENT AGREEMENT"), to be performed by them on or prior to the Closing Date;

                  (p) The Shareholders and AVIX shall have entered into the Minority Shareholders Agreement in substantially the form of EXHIBIT K;


                  (q) Morgan shall have assigned, and shall have caused the other Shareholders to assign, to the Surviving Corporation all patents, registrations, applications, licenses, agreements, and permissions owned or licensed by them which are described in SCHEDULE 3.1(M)(III) of this Agreement to the Surviving Corporation, forms of which assignments shall be reasonably acceptable to the parties; and

                  (r) All actions to be taken by the Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to USA Digital and the Company.

         6.2 CONDITIONS TO OBLIGATION OF MORGAN, AVIX AND THE RELATED COMPANIES. The obligations of Morgan (on his behalf and on behalf of the other Shareholders), AVIX and the Related Companies to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions:

                  (a) The representations and warranties set forth in SECTION
3.2 above shall be true and correct in all material respects at and as of the Closing Date;

                  (b) USA Digital and the Company shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (c) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (d) The Parties shall have received any and all necessary authorizations, consents, and approvals of governments and governmental agencies;

                  (e) The Company shall have delivered its Promissory Notes to each of the Shareholders contemplated in SECTION 2.10(A) of this Agreement in substantially the forms of EXHIBITS L, M and N;

                  (f) USA Digital shall have entered into the Stock Pledge Agreements;

                  (g) USA Digital, the Company and Shumaker, Loop & Kendrick, LLP, as Escrow Agent, shall have entered into the Escrow Agreement;

                  (h) The Company shall have entered into the Morgan Employment Agreement;

                  (i) The Company shall have entered into the Marino Employment Agreement;

                  (j) The Company shall have entered into the Gregg Employment Agreement;

                  (k) USA Digital and CMB Capital, LLC shall have performed all of their respective obligations under the Settlement Agreement to be performed by them on or prior to the Closing Date; and

                  (l) All actions to be taken by USA Digital and the Company in connection with the consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Morgan.

                                   ARTICLE VII
                     REMEDIES FOR BREACHES OF THIS AGREEMENT
                     ---------------------------------------

         7.1 INDEMNIFICATION OBLIGATION OF MORGAN. From and after the Closing, Morgan shall reimburse, indemnify and hold harmless USA Digital and the Company and their respective successors and assigns (an "INDEMNIFIED USA DIGITAL PARTY") against and in respect of:

                  (a) Any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified USA Digital Party that result from, relate to or arise out of:

                      (i) Any and all liabilities and obligations of AVIX or the Related Companies of any nature whatsoever not disclosed to USA Digital and the Company;

                      (ii) Any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against any Indemnified USA Digital Party that relate to the Shareholders, AVIX or the Related Companies in which the principal event giving rise thereto occurred prior to the Closing Date or which result from or arise out of any action or inaction of a Shareholder, AVIX or the Related Companies or any employee, agent, representative or subcontractor of AVIX or the Related Companies prior to the Closing Date; or

                      (iii) Any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of the Shareholders, AVIX or the Related Companies under this Agreement or from any misrepresentation in or omission from any certificate, schedule, exhibit, statement, document or instrument furnished to USA Digital and the Company pursuant hereto or in connection with the negotiation, execution or performance hereof; and

                  (b) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses and court costs) incident to any of the foregoing or to the enforcement of this
SECTION 7.1.

         7.2 INDEMNIFICATION OBLIGATIONS OF USA DIGITAL AND THE COMPANY From and after the Closing, USA Digital and the Company shall reimburse, indemnify and hold harmless the Shareholders and their successors and assigns (an "INDEMNIFIED STOCKHOLDER PARTY") against and in respect of:

                  (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Stockholder Party that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of USA Digital and the Company under this Agreement or from any misrepresentation in or omission from any certificate, schedule, exhibit, statement, document or instrument furnished to the Shareholders pursuant hereto or in connection with the negotiation, execution or performance hereof; and

                  (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses and court costs) incident to any of the foregoing or to the enforcement of this
SECTION 7.2.

         7.3 PROCEDURE FOR INDEMNIFICATION CLAIMS. If at any time a claim shall be made or threatened, or an action or proceeding shall be commenced or threatened, against a party hereto (the "AGGRIEVED PARTY") which could result in liability of the other party (the "INDEMNIFYING PARTY") under its indemnification obligations hereunder, the Aggrieved Party shall give to the Indemnifying Party prompt notice of such claim, action or proceeding. Such notice shall state the basis for the claim, action or proceeding and the amount thereof (to the extent such amount is determinable at the time when such notice is given) and shall permit the Indemnifying Party to assume the defense of any such claim, action or proceeding (including any action or proceeding resulting from any such claim). Failure by the Indemnifying Party to notify the Aggrieved Party of its election to defend any such claim, action or proceeding within a reasonable time shall be deemed a waiver by the Indemnifying Party of its right to defend such claim, action or proceeding; provided, however, that the Indemnifying Party shall not be deemed to have waived its right to contest and defend against any claim of the Aggrieved Party for indemnification hereunder based upon or arising out of such claim, action or proceeding.

         If the Indemnifying Party assumes the defense of any such claim, action or proceeding, the obligation of the Indemnifying Party as to such claim, action or proceeding shall be limited to taking all steps necessary in the defense or settlement thereof and, to the extent the Indemnifying Party is liable for indemnification hereunder, to holding the Aggrieved Party harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement approved by the Indemnifying Party or any judgment or award rendered in connection with such claim, action or proceeding. The Aggrieved Party agrees to cooperate and make available to the Indemnifying Party all books and records and such officers, employees and agents as are reasonably necessary and useful in connection with the defense. The Aggrieved Party may participate, at its expense, in the defense of such claim, action or proceeding, but the Indemnifying Party shall direct and control the defense of such claim, action or proceeding; provided, however, if in the reasonable opinion of the Aggrieved Party any such claim, action or proceeding involves an issue or matter which, if adversely determined, would have a materially adverse effect on the Aggrieved Party, then the Aggrieved Party shall have the right to control the defense or settlement of any such claim, action or proceeding and its reasonable costs and expenses shall be included as a part of the indemnification obligation of the Indemnifying Party. The Indemnifying Party shall not, with respect to any such claim, action or proceeding, consent to the entry of any judgment or award, or enter into any settlement, except with the prior written consent of the Aggrieved Party, which consent shall not be unreasonably withheld; provided, however, in the case of any such judgment, award or settlement for money, it shall be a condition thereto that the Indemnifying Party shall acknowledge its obligation to indemnify the Aggrieved Party pursuant to this ARTICLE VII; and provided, further, that any such judgment, award or settlement include, as an unconditional term thereof, the release of the Aggrieved Party from all liability by the third party claimant or plaintiff.

         7.4 INDEMNIFICATION LIMITATIONS. Notwithstanding the provisions of SECTIONS 7.1 and 7.2, no party shall be required to indemnify another party with respect to a breach of a representation, warranty or covenant unless the claim for indemnification is brought within one (1) year after the Closing Date, except that: (a) a claim for indemnification for a breach of the representations and warranties contained in SECTIONS 3.1(A), 3.1(B), 3.1(E), 3.1(F), 3.2(A) and 3.2(B) may be made at any time, and (b) a claim for indemnification based upon an intentional breach or fraud by the Shareholders may be made at any time within the applicable statute of limitations.

         7.5 OTHER RIGHTS AND REMEDIES NOT AFFECTED. The indemnification rights of the parties under this ARTICLE VII are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including, without limitation the right to seek an injunction against a violation of any of the terms hereof or in aid of the exercise of any power granted hereby or by law, the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby. All rights, powers, options or remedies afforded to the parties either hereunder or by law shall be cumulative and not alternative and the exercise of a party's right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law. The indemnification obligations hereunder shall survive the consummation of the transactions described herein. Should any party hereto employ an attorney or attorneys to enforce any of the provisions hereof, or to protect its interest in any matter arising hereunder, or to recover damages for the breach hereof, the party prevailing shall be entitled to recover from the other party all reasonable costs, charges and expenses, including attorney's fees, the value of time charged by paralegals and/or other staff members operating under the supervision of an attorney, and other legal costs, expended or incurred in connection therewith, before, during and subsequent to any litigation, including arbitration and appellate proceedings, bankruptcy or similar debtor/creditor proceedings, and proceedings to enforce any indemnity agreement herein contained.

                                  ARTICLE VIII
                                   TAX MATTERS
                                   -----------

         The following provisions shall govern the allocation of responsibility as between USA Digital, the Company and the Shareholders for certain tax matters following the Closing Date:

                  (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. USA Digital and the Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for AVIX and the Related Companies for all periods ending on or prior to the Closing Date which are filed after the Closing Date. USA Digital and the Company shall permit Morgan to review and comment on each such Tax Return described in the preceding sentence prior to filing. Morgan shall reimburse USA Digital and/or the Company for Taxes of each of AVIX and the Related Companies with respect to such periods within fifteen (15) days after payment by USA Digital and/or the Company of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Balance Sheet. Notwithstanding the foregoing, the Parties acknowledge that none of AVIX or the Related Companies has paid or reserved for Federal income taxes arising with respect to AVIX' or the Related Companies' operations in the calendar year 2001, which liability will be assumed by the Company pursuant to the Merger and not paid by Morgan.

                  (b) Tax Periods Beginning Before and Ending After the Closing Date. USA Digital and the Company shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of each of AVIX and the Related Companies for Tax periods which begin before the Closing Date and end after the Closing Date. Morgan shall pay to USA Digital and the Company within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall
(i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of AVIX and the Related Companies.

                  (c) Cooperation on Tax Matters.


                      (i) USA Digital, the Company, AVIX, the Related Companies and Morgan shall cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Parties' request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each of USA Digital, the Company and Morgan agree: (A) to retain all books and records with respect to Tax matters pertinent to AVIX and/or the Related Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by USA Digital, the Company or Morgan, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Parties so requests, each of USA Digital, the Company or Morgan, as the case may be, shall allow the other Parties to take possession of such books and records.

                      (ii) USA Digital, the Company and Morgan further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                      (iii) USA Digital, the Company and Morgan further agree, upon request, to provide the other Parties with all information that any of the other Parties hereto may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                  (d) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Shareholders when due, and the Shareholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, USA Digital and the Company will, and will cause their affiliates to, join in the execution of any such Tax Returns and other documentation.

                                   ARTICLE IX
                                  TERMINATION
                                  -----------

         9.1 TERMINATION OF AGREEMENT. This Agreement may be terminated as provided below:


                  (a) USA Digital, the Company, AVIX and Morgan may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) USA Digital and the Company may terminate this Agreement by giving written notice to Morgan prior to the Closing if USA Digital and the Company are not satisfied in their sole discretion, with the results of their continuing business, legal, environmental, and accounting due diligence regarding AVIX and the Related Companies;

                  (c) USA Digital and the Company may terminate this Agreement by giving written notice to Morgan at any time prior to the Closing: (i) in the event Morgan, AVIX and/or the Related Companies have breached in any material respect, any representation, warranty, or covenant contained in this Agreement, USA Digital and the Company have notified Morgan and AVIX of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach, or (ii) if the Closing shall not have occurred on or before October 31, 2001, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from USA Digital and the Company themselves breaching any representation, warranty, or covenant contained in this Agreement); and

                  (d) Morgan and AVIX may terminate this Agreement by giving written notice to USA Digital and the Company at any time prior to the Closing:
(i) in the event USA Digital and/or the Company have breached in any material respect, any material representation, warranty, or covenant contained in this Agreement, Morgan and AVIX have notified USA Digital and the Company of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach, or (ii) if the Closing shall not have occurred on or before October 15, 2001, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from Morgan, AVIX or the Related Companies themselves breaching any representation, warranty, or covenant contained in this Agreement).

         9.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to SECTION 9.1, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach and the provisions with respect to confidentiality which shall remain in full force and effect).

                                    ARTICLE X
                                  MISCELLANEOUS
                                  -------------

         10.1 NATURE OF CERTAIN OBLIGATIONS. The representations, warranties, and covenants of Morgan in this Agreement are made by Morgan and as such he is solely responsible to the extent provided in Article VII above for the entirety of any adverse consequences USA Digital and the Company may suffer as a result of any breach thereof.

         10.2 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of USA Digital, the Company, AVIX and Morgan; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         10.3 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties (and other than the Shareholders other than Morgan) and their respective successors and permitted assigns.

         10.4 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         10.5 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of USA Digital, the Company, AVIX and Morgan.

         10.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         10.7 HEADINGS. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.8 NOTICES. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by overnight mail or by registered or certified mail, postage prepaid, addressed as follows:

         If to each of AVIX and the Related Companies (prior to the Merger) or to Morgan (at any time):

         AVIX Telecom Solutions, Inc.
         14409 Eagle Pointe Drive
         Clearwater, Florida 33762
         Attention: Joseph L. Morgan, President

         Copy to:

         Richard E. Fee, Esq.
         Ganther & Fee,  P.A.
         101 E. Kennedy Boulevard
         Suite 1030
         Tampa, Florida 33602


         If to USA Digital or the Company:

         USA Digital, Inc.
         601 South Harbour Island Boulevard
         Suite 103
         Tampa, Florida 33602
         Attn:  Mark D. Cobb, President

         Copy to:

         Gregory C. Yadley, Esq.
         Shumaker, Loop & Kendrick, LLP
         101 East Kennedy Boulevard, Suite 2800
         Tampa, Florida 33602

or such other address as shall be furnished in writing by any such Party in accordance with this SECTION 10.8, and such notice or communication shall be deemed to have been given on the date personally delivered, one (1) business day after delivered by overnight mail or three (3) business days after deposited in the U.S. Mail.

         10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida. The exclusive venue for any proceeding hereunder shall be Hillsborough County, Florida.

         10.10 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by USA Digital, the Company, AVIX and Morgan. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         10.12 EXPENSES. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however that Morgan agrees that he shall be solely responsible for AVIX' and the Related Companies' costs and expenses (including any of their legal fees and expenses). Morgan warrants, represents and covenants that AVIX and the Related Companies have not borne and will not bear any of Morgan's, AVIX' or the Related Companies' costs and expenses (including any of his or its legal fees and expenses) incurred in connection with this Agreement or any of the transactions contemplated hereby.

         10.13 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         10.14 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         10.15 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.








                            INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement as of the date and year first above written.



                           "USA DIGITAL"

                           USA DIGITAL, INC.
Witnesses:
                           By /s/ Mark D. Cobb
_________________________    _________________________________
                                  Mark D. Cobb
_________________________         Its: President


                           "THE COMPANY"

                           USA DIGITAL ACQUISITION, INC.

Witnesses:

                           By: /s/ Mark D. Cobb
_________________________     ________________________________
                                   Mark D. Cobb
_________________________          Its: President



                           "AVIX"

                           AVIX TELECOM SOLUTIONS, INC.
Witnesses:

                           By: /s/ Joseph L. Morgan
_________________________     ________________________________
                                   Joseph L. Morgan, President
_________________________


                           "MORGAN"
Witnesses:
                                /s/ Joseph L. Morgan
_________________________  ____________________________________
                                    Joseph L. Morgan
_________________________




                                      -45-